UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): April 29, 2020

FOUNDATION BUILDING MATERIALS, INC.
(Exact Name of the Registrant as Specified in Charter)

Delaware	001-38009	81-4259606
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2520 Red Hill Avenue, Santa Ana, California	92705
(Address of Principal Executive Offices)	(Zip Code)

(714) 380-3127
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Tile of each class	Trading Symbol	Name of each exchange on which registered
Common Stock	FBM	New York Stock Exchange

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 29, 2020, the Board of Directors of Foundation Building Material, Inc. ("the Company") appointed Mr. Onur Demirkaya as Chief Accounting Officer and principle accounting officer, effective May 12, 2020.

Mr. Demirkaya, age 41, joined the Company as Vice President of Finance and Accounting in December 2014. During his tenure, Mr. Demirkaya has been instrumental in building the accounting and finance functions including the implementation of scalable systems and business intelligence platforms for the Company. Prior to joining the Company, Mr. Demirkaya held progressive financial roles, lastly as Director of Finance-West Division, with Beacon Roofing Supply, Inc. (“Beacon”), a publicly traded distributor of commercial and residential roofing products, from January 2013 to December 2014. Prior to Beacon, Mr. Demirkaya held progressive financial roles with Clean Energy Fuels Corp. (“Clean Energy”), lastly as Assistant Corporate Controller of Clean Energy Fuels Corp., a publicly traded provider of natural gas as an alternative fuel for vehicle fleets in the United States and Canada, from December 2010 to January 2013. Prior to Clean Energy, Mr. Demirkaya was an Audit Manager at Ernst and Young LLP. Mr. Demirkaya earned a Bachelor of Science degree in Accounting from California State University, Long Beach and a Master of Business Administration degree from the University of California, Los Angeles. Mr. Demirkaya is also a licensed CPA (inactive) in the State of California.

Mr. Demirkaya originally entered into to an employment agreement with the Company dated as of October 9, 2015. No new compensatory arrangements will be entered into with Mr. Demirkaya in connection with his appointment as the Company’s Chief Accounting Officer. A copy of the employment agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

There are no arrangements or understandings between Mr. Demirkaya and any person other than with the Company pursuant to which he was appointed as Chief Accounting Officer. There is no family relationship between Mr. Demirkaya and any director or executive officer of the Company or any person nominated or chosen to become a director or executive officer of the Company. Mr. Demirkaya has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

A copy of the Company's press release announcing Mr. Demirkaya's appointment is furnished as Exhibit 99.1 to this Current Report on Form 8-K. The information contained in Exhibit 99.1 is being furnished to the Securities and Exchange Commission and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

10.1	Demirkaya, Onur - Employment Agreement.
99.1	Press Release issued by Foundation Building Materials, Inc. on May 4, 2020.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

FOUNDATION BUILDING MATERIALS, INC.

Date: May 4, 2020	By:	/s / Richard J. Tilley
	Name:	Richard J. Tilley
	Title:	Vice President, Secretary and General Counsel